EXHIBIT "C"

                          WESTMARK GROUP HOLDINGS, INC.
                             1994 STOCK OPTION PLAN

      1. PURPOSE. This 1994 SOP(1) ("Plan") is established as a compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of WGHI, a Delaware corporation (the "Company"). Capitalized terms not previously defined herein are defined in Section 18 of this plan.

      2. TYPES OF OPTIONS AND SHARES. Options granted under this PLAN (the "Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue code of 1986, as amended (the "Code"), or
(b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares" are shares of the common stock of the C.

      3. NUMBER OF SHARES. The aggregate number of Shares that may be issued pursuant to Options granted under this Plan is 10,000,000 Shares, subject to adjustment as provided in this PLAN. If any Option expires or is terminate without being exercised in whole or in part, the unexercised or released S from such Option shall be available for future grant and purchase under this plan. At all time during the term of this PLAN, the C shall reserve and keep available such number of S as shall be required to satisfy the requirements of outstanding Options under this PLAN.

      4. ELIGIBILITY.

      (a) GENERAL RULES OF ELIGIBILITY. Options may be granted to employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the C or any PLAN, Subsidiary, or Affiliate of the C. ISOs may be granted only to employees (including officers and directors who are also employees) of the C or a PLAN or Subsidiary of the C. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Options ("Optionees"), other than Options granted pursuant to Section 6 of this PLAN. The foregoing notwithstanding, Options may be granted to directors of the C who are not employees of either the C or a Subsidiary and who are not California residents (a "Qualified Non-Employee Director") only pursuant to Section 6 of this PLAN. An Optionee may be granted more than one Option under this PLAN.

      (b) COMPANY ASSUMPTION OF OPTIONS. The C may also, from time to time, assume outstanding options granted by another company, whether in connection with an acquisitions of such other company or otherwise, by either (I) granting an Option under the PLAN in replacement of the option assumed by the C, or (ii) treating the assumed option as if it had been granted under the PLAN if the terms of such assumed option could be applied to an option granted under this PLAN. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an option hereunder if the other company had applied the rules of this PLAN to such grant.

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(1) Approved by the Company Board of Directors on February ,1996.


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      5. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option (other than Options granted pursuant to Section 6 of this PLAN) is to be an ISO or an NQSO, the number of S subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

      (a) FORM OF OPTION GRANT. Each Option granted under this PLAN shall be evidence by a written Stock Option Grant (the "Grant") in substantially the form attached hereto as Exhibit A or such other form as shall be approved by the Committee.

      (b) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committe makes the determination to grant such Option unless otherwise specified by the Committe and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Optionee with a company of this P within a reasonable time after the date of grant; provided, however that with respect to Options other tan Options granted pursuant to Section 6 of this PLAN if, for any reason, including a unilateral decision by the Committe not to execute an agreement evidencing such option, a written Grant is not executed within sixty (60) days after the date of grant, such option shall be deemed null and void. No Option shall be exercisable until such Grant is executed by the Company and the Optionee.

      (c) EXERCISE PRICE. The exercise price of an NQSO shall be no less than eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any ISO granted to person owning more than ten percent (!)%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary or the Company ("Ten Percent Shareholder") shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted.

      (d) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the COMMITTEE as set forth in the Grant; provide, however that each Option must become exercisable at a rate of at least twenty percent (20%) per year over five (5)( years from the date the Option is granted; and provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, and provided further that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted.

      (e) LIMITATIONS ON ISOS. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed on hundred thousand dollars ($100,000). If the Fair Market Value of stock with respect to which ISO are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the first $100,000 that becomes exercisable in that year shall be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

      (f) OPTIONS NON-TRANSFERABLE. Options granted under this Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution any shall be exercisable during the lifetime of the Optionee only by the Optionee or any permitted transferee.

      (g) ASSUMED OPTIONS. In the event the Company assumes an option granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new option rather assuming an existing option (as specified in Section 4), such new option need not be granted at Fair Market Value on the date of grant and may instead by granted with similarly adjusted exercise price.

      6. DIRECTOR FORMULA GRANTS.

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      Qualified Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

      (a) FORMULA GRANT. On the first business day following approval of this Plan by the shareholders of the Company, each Qualified Non-Employee Director shall receive a NQSO for 25,000 Shares, and thereafter ion the first business day of each fiscal year of the Company shall receive a NQSO for 12,000 Shares. In the event any additional Qualified Non-Employee Director is appointed by the Board and elected by the shareholders, on the first business day following election by the shareholders, each such Qualified Non-Employee Director shall receive a NQSO for 25,000 Shares, and thereafter on the first business day of each fiscal year shall receive a NQSO for 12,000 Shares.

      (b) TERMS OF GRANT. Options granted pursuant to this Section 6 shall be subject to the following terms:

            (i) EXERCISE PRICE AND PAYMENT TERMS. The exercise price for the Options granted pursuant to this Section 6 shall be equal to 100% of the Fair Market Value of the Shares on the grant, payable in cash or otherwise in accordance with the alternatives specified in clauses (i), (ii), (iv), (v) and
(vi) of Section 7(b) of this Plan.

            (ii) TERM. The term of the Options shall be eighteen months.

            (iii) EXERCISE PERIOD. The Options shall be exercisable beginning six months after the date of the grant.

            (iv) OTHER TERMS. The Options granted pursuant to this Section 6 shall be evidenced by a written Stock Option Grant in substantially the form of Exhibit A or such other form of Stock Options Grant as is approved by the Committee and the Options are otherwise subject to the limitations of Section 5(f) of this Plan.

      (c) AMENDMENTS. Notwithstanding Section 17 of this Plan, the provisions of this Section 6 shall not be amended more frequently than permitted for formula plans meeting the conditions of Rule 16b-3 as promulgated by the Securities and Exchange Commission (Rule 16b-3")

      7. EXERCISE OF OPTIONS

      (a) NOTICES. Options may be exercised only by delivery to the Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the to company to comply with applicable securities laws, together with payment inn full of the exercise price for the number of Shares being purchased.

      (b) PAYMENT. Payment for the Shares may be made in cash (by check) or, where approved by the Committee in its sole discretion at the time of grant and where permitted by law: (I) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, having a Fair Market Value equal to the exercise price of the Option; (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) provided that a public market for the Company's stock exist, thorough a "same day sale" sale commitment from the Optionee and a broker-dealer that is a member of the National association of Securities Dealers, Inc, (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the h so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; (v) provided that a public market for the Company's stock exist, through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchase to the NASD Dealer in a margin account as security for a loan form the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (vi) by any combination of the foregoing. Payment of the exercise price for Options granted pursuant to Section 6 shall be determined in accordance with Section 6.

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      (c) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an
Option, the Optionee shall pay or make adequate provisions for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made writing in a form acceptable to the Committee and shall be subject to the following restrictions:

           (i) the election must be made on or prior to the applicable Tax Date;

           (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

           (iii) all elections shall be subject to the consent or disapproval of the Committee;

            (iv) if the Optionee is an officer or director of the c or other person (in each case, an "Insider") whose transactions in the Company's Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and if the Company is subject to Section 16(b) of the Exchange Act, the election must be made at least six (6) months prior to the Tax Date and must otherwise comply with Rule 16b-3.

      (d) LIMITATIONS ON EXERCISE. Notwithstanding anything else to the contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

      8. RESTRICTIONS ON SHARES. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Grant a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party. The provisions of this Section 8 shall not apply to any Option granted pursuant to Section 6 of this Plan.

      9. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. The Committee shall have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefore, provided that any such action may not without the written consent of the Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with
Section 424(h) of the Code. The Committee shall have the power to reduce the exercise price of outstanding Options; provided, however, that the exercise price per share may not be reduced below the minimum exercise price that would be permitted under Section 5(c) of this Plan for options granted on the date the action is taken to reduce the exercise price. Notwithstanding any other provision of this Plan, the Committee may accelerate the earliest date or dates on which outstanding Options I or any installments thereof( are exercisable. The provisions of this Section 9 shall not apply to Options granted pursuant to
Section 6 of this Plan.

      10. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the right of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee a copy of the annual financial statements of the Company, at such time after the close of each fiscal year of the Company as such statements are released by the Company to its shareholders.

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      11. NO OBLIGATION TO EMPLOY; NO RIGHT FUTURE GRANTS. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right (a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause or (b) to have any Option(s) granted to such Optionee under this Plan, or nay other plan, or to acquire nay other securities of the Company, in the future.

      12. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding share of Common Stock of the c is changed by a stock dividend, stock split, reverse stock splits, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares, available under this Plan and the number number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Stock that would have recruited shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded up to the nearest whole number, as determined by the Committee and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

      13. ASSUMPTION OF OPTIONS BY SUCCESSORS.

      (a) In the event of (I) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary or a Parent or where there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Options shall be assumed by the successor corporation, which assumption shall be binding on all Options, an equivalent option shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Optionees options such as the exercise price and the vesting schedule), and, in the case of outstanding shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

      (b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Optionees specifying the terms and conditions of such termination (which date must be at least twenty
(20) days after the date the Committee gives the written notice).

      14. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective on the date that it is adopted by the Board of the Company (the "Board"). This Plan shall be approved by the shareholders of the c, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. The Company will comply with this Plan is adopted by the Board. The Company will comply with the requirements of Rule 16b-3 (or its successor) with respect to shareholder approval.

      15. ADMINISTRATION. This Plan may be administered by the Board or a Company consisting of not less than two directors appointed by the Board (the "Committee"). As used in this Plan, the references to the "Committee" shall mean either such Committee or the Board if Option committee has been established. the interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares purchased pursuant to an Option.

      16. TERM OF PLAN. Options may be granted pursuant to this Plan from time to time on or prior to May 12, 2004, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the shareholders of the Company pursuant to Section 14 of this Plan.

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      17. AMENDMENT OR TERMINATION OF PLAN. The Board of Directors or Committee
may, at any time, amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his or her consent, or which, without the approval of the shareholders of the Company would:

      (a) except as provided in Section 12 of the Plan, increase the total number of Shares reserved for the purposes of the Plan;

      (b) extend the duration of the Plan;

      (c) change the class of persons eligible to receive Options granted hereunder. Without limiting the foregoing, the Committee may at any time or form time to time authorize the Company, with the consent of the respective Optionee, to issue new options in exchange for the surrender and cancellation of any or all outstanding Options.

      18. CERTAIN DEFINITIONS. As used in this Plan, the following terms shall have the following meanings:

      (a) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (b) "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

      (c) "FAIR MARKET VALUE" shall mean the fair market value of the Shares as determined by the Committee fro time to time in good faith. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or in the event the common Stock of the Company is listed on a stock exchange or is a NASDAQ National Market security, the Fair Market Value shall be the closing price on such exchange or system on the last trading day prior to the date of determination.

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